Frank A. Ciccotto, Jr.       100 William Street
                        President & Global Head      New York, NY 10038
                        Securities Evaluations       Tel: 212 438 4417
                                                     Frank.CiccottoJr@theice.com


ICE Data Services | Securities Evaluation



August 6, 2019



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

Re:   FT 8207

Gentlemen:

We have examined the Registration Statement File No. 333-232625, for the referenced Trust and acknowledge that ICE Data Pricing & Reference Data, LLC is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for FT 8207. We hereby consent to the reference to ICE Data Pricing & Reference Data, LLC as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Very truly yours,



Mark Heckert
President